UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

HARTFORD CREATIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42843	51-0675116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8832 Glendon Way, Rosemead, California	91770
(Address of principal executive offices)	(Zip Code)

626-321-1915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 par value	HFUS	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Co-Chief Executive Officer Appointment

On July 22, 2026, the Board of Directors appointed Mr. Kewei Huang as Co-Chief Executive Officer of the Company. Mr. Kewei Huang (also known as Kw Ng) possesses a unique suite of skills, specialized expertise, and professional experience that closely match the operational requirements and strategic direction of the Company and the Board has determined that appointing an additional executive leader to serve alongside the existing Chief Executive Officer, Mr. Sheng-Yih Chang, will enhance executive oversight, drive innovation, and serve the best interests of the Company and its shareholders.

Mr. Huang, 61, is a highly accomplished Chief Technology Officer (CTO) with over 20 years of experience in spearheading cutting-edge technological solutions in AI, big data, and software engineering. He has a proven track record of leading visionary teams to drive transformative results for organizations at the forefront of technology. With deep expertise in capital markets, fundraising, and guiding companies through the public listing process, He brings a unique blend of technical prowess and strategic business acumen. Throughout his career, he has earned multiple industry accolades, including being recognized as a Big Data Specialist by the China Center for Information Industry Development. His innovations, such as Moxian Social and Moxian Biz, have set benchmarks in social media solutions. His first startup was distinguished as the ‘Best Services Oriented Architecture’ consulting firm and was acquired by Pactera Inc., a NASDAQ-listed company. He holds a Ph.D. in Component-Based/Object Technology from the University of New South Wales, Australia, and has consistently demonstrated his ability to align technology with business objectives, delivering scalable and secure software applications. He has also successfully developed the most successful “Cloud Service Offering” for secured financial institutions, recognized by Gartner as an industry leader.

There is no arrangement or understanding between Mr. Huang and any other persons pursuant to which Mr. Huang was selected as an officer.

There are no family relationships between Mr. Huang and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2026.	HARTFORD CREATIVE GROUP, INC.

	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Co- Chief Executive Officer